UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 10, 2004


                                West Marine, Inc.

                 ----------------------------------------------

             (Exact name of registrant as specified in its charter)



     Delaware                      0-22512                      77-0355502

 -----------------             ---------------             ------------------
  (State or other             (Commission  File             (I.R.S. Employer
  jurisdiction of                  Number)                 Identification No.)
  incorporation)



                500 Westridge Drive Watsonville, California 95076

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          (Address of Principal Executive Offices, Including Zip Code)



                                 (831) 728-2700

                             -----------------------

                 (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

On November 10, 2004, West Marine, Inc. announced that John Edmondson has chosen to retire as West Marine's Chief Executive Officer at a future date that has yet to be determined. Although Mr. Edmondson has chosen not to renew his employment agreement, which expires on February 28, 2005, Mr. Edmondson will continue as West Marine's Chief Executive Officer until his successor is named and has become fully integrated into the company. West Marine's Governance and Compensation Committee has appointed a Search Committee to identify a new Chief Executive Officer. West Marine issued a press release regarding this announcement, and a copy of this press release is attached hereto as Exhibit 99.1

Item 9.01.        Financial Statements and Exhibits.

                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibit:

                  99.1   Press Release dated November 10, 2004

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WEST MARINE, INC.





Date:  November 10, 2004          By: /s/ Eric Nelson
                                      ---------------------------------------
                                      Eric Nelson
                                      Senior Vice President and
                                      Chief Financial Officer

                                                                 Exhibit 99.1

Contacts:  West Marine, Inc.
Randy Repass, Chairman of West Marine Board of Directors
Eric Nelson, Senior Vice President and Chief Financial Officer
(831) 761-4489


               WEST MARINE CEO TO RETIRE AFTER ORDERLY TRANSITION

WATSONVILLE, Calif.-- November 10, 2004 - West Marine, Inc.
(Nasdaq: WMAR) today reported that West Marine's CEO, John Edmondson, has announced his plans to retire from his current role at a future date to be determined. Mr. Edmondson stated, "I am proud of what we have accomplished at West Marine in the building of a solid foundation, strategies and executive team to insure continued growth in earnings, sales, and market share."

"I believe that a new CEO would be the best person to lead the Company going forward in the next phase of it's growth and as a result have informed the West Marine Board of Directors of my decision not to renew my contract, which expires in 2005."

The Governance and Compensation Committee of West Marine's Board of
Directors has appointed a Search Committee to identify a new CEO capable of building on the Company's current success. Mr. Edmondson is eager to continue with West Marine until such time as the search is concluded and his replacement has been fully integrated into the Company.

Randy Repass, Chairman, said, "Our Board, our talented team of associates and I are all very grateful for the leadership that John provided the past 6 years. John has built a very strong executive team and significantly strengthened West Marine's support functions. Since John joined us our store count has increased from 212 to 365, sales have grown at a compound annual growth rate of 6% and earnings per share have grown at a CAGR of 37%."

"In our next CEO we are looking for a strategic professional who will continue the Company's successful growth and take West Marine to the next level of excellence. Because we have such a strong team and the Company is so sound, we are confident that this CEO transition will be seamless."

This press release includes "forward-looking statements" within the meaning of
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, among other things, statements that relate to West Marine's future plans, expectations, objectives, performance, and similar projections, as well as facts and assumptions underlying these statements or projections. Actual results may differ materially from the results expressed or implied in these forward-looking statements due to various risks, uncertainties or other factors. Risks and uncertainties include the Company's ability to increase sales at its existing stores and expand through the opening of new stores, competitive pricing pressures, inventory management and shrink issues, the market share erosion faced by the Company's Direct Sales division as West Marine and its competitors open new stores, weather-related issues, the level of consumer spending on recreational water sports and boating supplies, fluctuations in fuel prices and other risk factors described from time to time in West Marine's filings with the Securities and Exchange Commission, including West Marine's quarterly report on Form 10-Q for the period ended July 3, 2004. West Marine assumes no responsibility to update any forward-looking statements as a result of new information, future events or otherwise.